Exhibit 10.5

DEED OF AMENDMENT

TO FACILITY LETTER (COMMITTED)

Date: 1 November 2023

Among:

(1)	Citibank Europe plc (the “Bank”);

(2)	Renaissance Reinsurance Ltd.;

(3)	DaVinci Reinsurance Ltd.;

(4)	RenaissanceRe Specialty U.S. Ltd.; and

(5)	Renaissance Reinsurance of Europe Unlimited Company,

(parties 2 to 5 each a “Company” and together the “Companies”, and together with the Bank, the “Parties”).

1.	Background

The Companies and the Bank have entered into a certain Committed Letter of Credit Facility Letter, dated as of 19 December 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date of this deed (“Deed”), the “Committed Facility Letter”) and the related master agreements for the issuance of insurance letters of credit namely (i) that certain Master Agreement between Renaissance Reinsurance Ltd. and the Bank dated 17 September 2010 (ii) that certain Master Agreement between DaVinci Reinsurance Ltd. and the Bank dated 17 September 2010; (iii) that certain Master Agreement between RenaissanceRe Specialty U.S. Ltd. and the Bank dated 1 October 2013; and (iv) that certain Master Agreement between Renaissance Reinsurance of Europe Unlimited Company and the Bank dated 1 October 2013. References in this paragraph to clauses are to clauses in the Committed Facility Letter.

The Companies and the Bank have agreed to certain amendments to the Committed Facility Letter as detailed in this Deed.

Terms and expressions defined in the Committed Facility Letter shall have the same meanings when used in this Deed unless the context otherwise requires or the contrary is otherwise indicated.

The Parties hereby agree that after the Effective Date (as defined below) the rights and obligations of the Parties under the Committed Facility Letter and the terms of the Committed Facility Letter shall be amended as specifically set out below.

2.	Effective Date

This Deed shall take effect as of the date first written above (the “Effective Date”).

3.	Amendments

(a)	With effect on and after 31 December 2023, the Committed Facility Letter is amended as follows:

(i)	Clause 3.1 of the Committed Facility Letter shall be amended and restated in its entirety as follows:

“3.1

With effect on and after 31 December 2023, the Bank is pleased to provide a committed letter of credit issuance facility (the “Committed Facility”), with an availability period ending on 31 December 2024 (the “Availability End Date”) and an expiry date of 31 December 2025 (the “Expiry Date”), to the Companies subject to the terms and conditions set out in this Committed Facility Letter. Unless otherwise defined herein, capitalised terms used in this Committed Facility Letter are as defined in Clause 17 (Definitions and Interpretation).”

(b)	With effect on and after the Effective Date, the following amendments shall be made to the Committed Facility Letter:

(i)	Clause 4.1 of the Committed Facility Letter shall be amended and restated in its entirety as follows:

“4.1

The Committed Facility shall be in a maximum aggregate amount of USD 320,000,000 (or the equivalent in the applicable currency) (such amount as reduced or increased in accordance with this Clause 4, the “Committed Facility Limit”).”

(ii)	Clause 4.2 of the Committed Facility Letter shall be amended and restated in its entirety as follows:

“4.2

The maximum aggregate amount of all Credits that may be issued on behalf of any one Company shall be equal to the Committed Facility Limit, provided that, in no event shall the maximum aggregate amount of Credits that may be issued (or deemed issued) on behalf of all Companies under the Committed Facility collectively exceed the then applicable Committed Facility Limit. For the avoidance of doubt, for the purposes of calculating whether the Committed Facility Limit has been reached, the amounts of any Transferred Committed Facility Credits deemed issued under the Committed Facility shall be included.”

(iii)	Clause 4.3 of the Committed Facility Letter shall be amended and restated in its entirety as follows:

“4.3	On and after the Effective Date, the Companies may from time to time by written notice to the Bank request that the Committed Facility be increased, provided that:

(a)	there is no Event of Default with respect to any Company that is continuing at the time of such request,

(b)	the amount of any requested increase shall be in minimum increments of USD 10,000,000 and the Committed Facility Limit at any time shall not exceed USD 350,000,000; and

(c)

the request shall specify the time period within which the Bank is requested to respond, which shall in no event be less than 10 (ten) Business Days (or such shorter time as the Bank may reasonably agree to) from the date of delivery of such request to the Bank (such period the “Request Period”),

(such request an “Increase Request”).”

(iv)	Clause 12.1(c) of the Committed Facility Letter shall be amended and restated in its entirety as follows:

“(c)

provide the Bank with a copy of such Company’s unaudited balance sheet and statements of income as of the end of each of its first three fiscal quarters as soon as it is available and in any event within ninety (90) days of the end of such fiscal quarter, all prepared in accordance with GAAP consistently applied (except as disclosed therein and except for the absence of footnote disclosures and subject to normal year-end adjustments);”

(v)	Clause 12.1(d) of the Committed Facility Letter shall be amended and restated in its entirety as follows:

“(d)

provide the Bank with a copy of such Company’s audited balance sheet, statements of income and changes in shareholders’ equity as of the end of each fiscal year as soon as it is available and in any event within one-hundred and eighty (180) days of the end of such fiscal year, all prepared in accordance with GAAP consistently applied (except as disclosed therein);”

(vi)	Clause 15.1(a)(i) of the Committed Facility Letter shall be amended and restated in its entirety as follows:

“(a)	such Company fails to pay any:

(i)

reimbursement obligation (including interest thereon pursuant to Clause 8 (Interest)) in respect of a Credit under clause 1.3 of the Master Agreement to which it is a party on the applicable due date, provided that, notwithstanding the foregoing, no Event of Default will occur if such Company’s failure to pay is caused by administrative or technical error, or a disruption to an external payments system, and in each case payment is made within three (3) Business Days after such Company receives notice from the Bank of such Company’s failure to pay;”.

4.	Costs and expenses

Each party to this deed shall bear its own costs and expenses in relation to the amendments agreed pursuant to the terms of this deed.

5.	Affirmation and acceptance

With effect on and from the Effective Date, the terms and conditions of the Committed Facility Letter shall be read and construed by reference to this Deed, and all references to the Committed Facility Letter or “this Committed Facility Letter” shall, be references to the Committed Facility Letter as so amended.

In the event of any conflict between the terms of this Deed and the Committed Facility Letter, the terms of this Deed shall prevail. Except as amended by the terms of this Deed, all of the terms and conditions of the Committed Facility Letter shall continue to apply and shall remain in full force and effect.

The Companies shall, at the request of the Bank, do all such acts necessary or desirable to give effect to the amendments effected or to be effected pursuant to the terms of this Deed.

6.	Continuation of Security

The Companies confirm that, on and after the Effective Date the security granted under each of the following Security Documents (as defined below) continues in full force and effect:

(a)	notwithstanding the amendments made to the Committed Facility Letter pursuant to this Deed,

(i)

the Amended and Restated Pledge Agreement dated as of 25 November 2014 between Renaissance Reinsurance Ltd. and the Bank, as amended by Letters of Amendment dated as of 22 November 2016 and 6 September 2019, (the “RRL Pledge Agreement”);

(ii)

the Amended and Restated Pledge Agreement dated as of 25 November 2014 between DaVinci Reinsurance Ltd. and the Bank, as amended by Letters of Amendment dated as of 22 November 2016 and 6 September 2019, (the “DaVinci Pledge Agreement”);

(iii)

the Amended and Restated Pledge Agreement dated as of 25 November 2014 between RenaissanceRe Specialty U.S. Ltd. and the Bank, as amended by Letters of Amendment dated as of 22 November 2016 and 6 September 2019, (the “RSUS Pledge Agreement”);

(iv)

the Amended and Restated Pledge Agreement dated as of 25 November 2014 between Renaissance Reinsurance of Europe Unlimited Company and the Bank, as amended by Letters of Amendment dated as of 22 November 2016 and 6 September 2019, (the “ROE Pledge Agreement”, and together with the RRL Pledge Agreement, the DaVinci Pledge Agreement and the RSUS Pledge Agreement, collectively, the “Pledge Agreements”);

(v)

the Amended and Restated Account Control Agreement dated as of 25 November 2014 between Renaissance Reinsurance Ltd., the Bank, and The Bank of New York Mellon, as amended by Letter of Amendment dated as of 22 November 2016, (the “RRL Control Agreement”);

(vi)

the Amended and Restated Account Control Agreement dated as of 25 November 2014 between DaVinci Reinsurance Ltd., the Bank, and The Bank of New York Mellon, as amended by Letter of Amendment dated as of 22 November 2016, (the “DaVinci Control Agreement”);

(vii)

the Amended and Restated Account Control Agreement dated as of 25 November 2014 between RenaissanceRe Specialty U.S. Ltd., the Bank, and The Bank of New York Mellon, as amended by Letter of Amendment dated as of 22 November 2016, (the “RSUS Control Agreement”); and

(viii)

the Amended and Restated Account Control Agreement dated as of 25 November 2014 between Renaissance Reinsurance of Europe Unlimited Company, the Bank and The Bank of New York Mellon, as amended by Letter of Amendment dated as of 22 November 2016 (the “ROE Control Agreement”, and together with the RRL Control Agreement, the DaVinci Control Agreement and the RSUS Control Agreement, collectively, the “Control Agreements” and together with the Pledge Agreements, the “Security Documents”), each Security Document, including any security created under it, continues to extend to all obligations of the relevant Company party to such Security Document in relation to the Committed Facility Letter, as amended by this Deed.

7.	Counterparts

This Deed may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Deed. This Deed shall take effect as a deed notwithstanding it is signed under hand by the Bank.

8.	Third party rights

A person who is not a party to this Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed.

9.	Governing Law

This Deed and any non-contractual obligation of whatever nature arising out of or in relation to it, shall be governed by English law and for the benefit of the Bank, the Companies submit to the exclusive jurisdiction of the English courts in relation to any dispute which may arise from or in connection with this Deed.

[Signature Pages Follow]

Signatories to the Deed of Amendment to the Facility Letter (Committed)

Signed on behalf of Citibank Europe plc:

by:

(Sign)	/s/ Niall Tuckey
Name:	Niall Tuckey
Title:	Authorised Signatory

[Signature Page to Deed of Amendment to Facility Letter (Committed)]

Executed as a deed by
Renaissance Reinsurance Ltd. acting by person(s) who, in accordance with the laws of its jurisdiction of incorporation, are acting under the authority of the company

(Sign)	/s/ Matthew W. Neuber	(Sign)	/s/ James C. Fraser
Name:	Matthew W. Neuber	Name:	James C. Fraser
Title:	Senior Vice President & Corporate Treasurer	Title:	Senior Vice President and Chief Accounting Officer

Executed as a deed by
DaVinci Reinsurance Ltd.
acting by person(s) who, in accordance with the laws of its jurisdiction of incorporation, are acting under the authority of the company

(Sign)	/s/ Matthew W. Neuber	(Sign)	/s/ James C. Fraser
Name:	Matthew W. Neuber	Name:	James C. Fraser
Title:	Senior Vice President & Corporate Treasurer	Title:	Senior Vice President and Chief Accounting Officer

Executed as a deed by
RenaissanceRe Specialty U.S. Ltd. acting by person(s) who, in accordance with the laws of its jurisdiction of incorporation, are acting under the authority of the company

(Sign)	/s/ Matthew W. Neuber	(Sign)	/s/ James C. Fraser
Name:	Matthew W. Neuber	Name:	James C. Fraser
Title:	Senior Vice President & Corporate Treasurer	Title:	Senior Vice President and Chief Accounting Officer

[Signature Page to Deed of Amendment to Facility Letter (Committed)]

Executed as a deed by
Renaissance Reinsurance of Europe Unlimited Company
acting by person(s) who, in accordance with the
laws of its jurisdiction of incorporation, are acting under the authority of the company

(Sign)	/s/ Orla Finnan	(Sign)	/s/ Leo Barran
Name:	Orla Finnan	Name:	Leo Barran
Title:	Director	Title:	Company Secretary

[Signature Page to Deed of Amendment to Facility Letter (Committed)]